As filed with the Securities and Exchange Commission on December 31, 1997
                                                 Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           --------------------------

                         STYLING TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)
                           --------------------------

          Delaware                                             75-2665378
---------------------------------                         ----------------------
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                       2390 East Camelback Road, Suite 435
                             Phoenix, Arizona 85016
               (Address of Principal executive offices)(zip code)
                           --------------------------

                         STYLING TECHNOLOGY CORPORATION
                             1996 Stock Option Plan
                            (Full Title of the Plan)
                           --------------------------

                    Sam L. Leopold, Chief Executive Officer
           2390 East Camelback Road, Suite 435, Phoenix, Arizona 85016
                                 (602) 955-3353
         (Telephone number, including area code, of agent for service)
                           --------------------------


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                         CALCULATION OF REGISTRATION FEE
==========================================================================================================


          Title of                               Proposed Maximum    Proposed Maximum
        Securities to            Amount to be     Offering Price    Aggregate Offering      Amount of
        be Registered            Registered(1)       Per Share            Price          Registration Fee
        -------------            -------------   ----------------   ------------------   ----------------

Common Stock.................    15,000 shares       $ 10.00        $     150,000.00        $    44.25
Common Stock.................     5,000 shares         11.875              59,375.00             17.52
Common Stock.................    25,000 shares         10.500             262,500.00             77.44
Common Stock.................    54,530 shares          9.25              504,402.50            148.80
Common Stock.................    12,500 shares         10.875             135,937.50             40.11
Common Stock.................    75,000 shares         11.375             853,125.00            251.68
Common Stock.................   212,970 shares         15.313(2)        3,261,209.61            962.06
                                --------------                                              ----------
Total........................   400,000 shares                                              $ 1,541.86
                                ==============                                              ==========
==========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Styling Technology Corporation 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Styling Technology Corporation.

(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Styling Technology Corporation on December 26, 1997, as reported on the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

     The  following   documents  or  information  have  been  filed  by  Styling
Technology Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the documents of the Registrant referred to in
         (a) above.

     (c) The description of the Registrant's Common Stock, par value $0.0001 per share, which is contained in the Registrant's Registration Statement on Form 8-A (No. 0-21703) filed on November 8, 1996 and declared effective November 12, 1996, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents and information filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration State ment have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Under Article Eighth of the Company's Certificate of Incorporation (the "Certificate"), the Company shall indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law to each person who is or was a director, officer or employee of the Company, or who serves or served any other enterprise or organization at the request of the Company (an "Indemnitee"). In addition, the Company has adopted provisions in its Bylaws that require the Company to indemnify its directors, officers, and certain other representatives of the Company against expenses and certain other liabilities arising out of their conduct on behalf of the Company to the maximum extent and under all circumstances permitted by law.

     Under Delaware law, to the extent that an Indemnitee is successful on the merits or otherwise in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer or employee of the Company, or serves or served any other enterprise or organization at the request of the Company, the Company shall indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     An Indemnitee also may be indemnified under Delaware law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     An Indemnitee also may be indemnified under Delaware law against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of a suit by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification may be made if the Indemnitee is adjudged to be liable to the Company, unless a court determines that such Indemnitee is entitled to indemnification for such expenses which the court deems proper.

     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Company may also advance expenses incurred by other employees and agents of the Company upon such terms and conditions, if any, that the Board of Directors of the Company deems appropriate.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling the Company pursuant to Delaware law or the Company's Certificate, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number                           Description
--------------                           -----------

    4.1 The Company's Certificate of Incorporation, as amended, filed as Exhibits 3.1 and 3.2 to the Company's Form S-1 Registration Statement (No. 333-12469) and incorporated herein by reference.

    4.2 Specimen Stock Certificate filed as Exhibit 4.1 to the Company's Form S-1 Registration Statement (No. 333-12469) and incorporated herein by reference.

    5 Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a Professional Association.

   10 1996 Stock Option Plan filed as Exhibit 10.11 to the Company's Registration Statement on Form S-1 (Registration No. 333-12469) and incorporated herein by reference.

   23.1 The consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a Professional Association, is contained in its opinion filed as Exhibit 5 hereto.

   23.2          The consent of Independent Public Accountants.
   24            Power of Attorney.  Reference is made to page R-4 hereof.

Item 9.  Undertakings.

         1. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Styling Technology Corporation 1996 Stock Option Plan.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 29, 1997.

                                 STYLING TECHNOLOGY CORPORATION


                                 By/s/ Sam L. Leopold
                                 -----------------------------------------------
                                 Sam L. Leopold, Chairman of the Board and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Sam L. Leopold and Richard R. Ross, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                            Title                                 Date

/s/ Sam L. Leopold                  Chairman of the Board of                    December 29, 1997
--------------------------------    Directors and Chief Executive Officer
Sam L. Leopold                      (Principal Executive Officer)


/s/ Thomas M. Clifford              President and Director                      December 31, 1997
--------------------------------
Thomas M. Clifford

/s/ Richard R. Ross                 Chief Financial Officer, Treasurer, and     December 29, 1997
--------------------------------    Secretary (Principal Financial Officer)
Richard R. Ross

/s/ James A. Brooks                 Director                                    December 29, 1997
--------------------------------
James A. Brooks

/s/ Peter W. Burg                   Director                                    December 30, 1997
--------------------------------
Peter W. Burg

/s/ Michael H. Feinstein            Director                                    December 31, 1997
--------------------------------
Michael H. Feinstein

                                    Director
--------------------------------
Sylvan Schefler

                                      R-4